UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2011 (March 21, 2011)
Valeant Pharmaceuticals International, Inc.
(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation)	001-14956 (Commission File Number)	98-0448205 (IRS Employer Identification Number)

7150 Mississauga Road Mississauga, Ontario Canada (Address of principal executive offices)	L5N 8M5 (Zip Code)
Registrant’s telephone number, including area code: (905) 286-3000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Agreement with J. Michael Pearson
The Company entered into an amended and restated employment agreement with J. Michael Pearson, effective as of March 21, 2011 (the “Employment Agreement”). The Employment Agreement replaces the employment agreement with Mr. Pearson that became effective on September 28, 2010 (the “Prior Agreement”), but is based substantially on the Prior Agreement.
Pursuant to the Employment Agreement, in addition to serving as Chief Executive Officer of the Company, Mr. Pearson will also serve as Chairman of the Board of Directors. The term of the Employment Agreement has been extended to February 1, 2017 (the term of the Prior Agreement would have expired on February 1, 2014). Beginning February 1, 2017, the term of Employment Agreement will automatically renew for successive one year periods unless either party gives notice of non-renewal.
Pursuant to the Employment Agreement, Mr. Pearson’s base salary will be $1,600,000, his target bonus opportunity will remain at 100% of his base salary, and his maximum bonus opportunity will remain at 200% of his base salary. The annual bonus may be reduced (to zero), in the sole discretion of the Compensation Committee of the Board of Directors, based on its assessment of Mr. Pearson’s performance as Chairman. Mr. Pearson is also entitled, pursuant to the Employment Agreement, to certain other employee benefits and perquisites. As under the Prior Agreement, upon a termination of employment by the Company without Cause (as defined in the Employment Agreement) or by Mr. Pearson for Good Reason (as described below), Mr. Pearson will be entitled to receive a cash severance payment equal to the sum of two times Mr. Pearson’s base salary plus $3,000,000 (or in the event of such termination within twelve months of a change in control, three times the sum of his base salary and target bonus), a pro-rata annual bonus based on actual performance of the Company, and accelerated vesting of any unvested equity compensation awards held by Mr. Pearson as of the date of termination (with his performance-based restricted share units (“PSUs”) vesting based on performance through the date of termination). “Good Reason” is defined under the Employment Agreement to generally include (i) a diminution of duties and responsibilities, including removing Mr. Pearson as Chairman of the Board of Directors for any reason other than compliance with applicable law or stock exchange rules, (ii) any reduction in base salary or target bonus (other than any reduction expressly permitted by the Employment Agreement), and (iii) a material breach by the Company of a material provision of the Employment Agreement.
The Employment Agreement provides for the grant, subject to shareholder approval of a new incentive plan, of (i) an option to acquire 500,000 Company common shares at an exercise price equal to the greater of $54.76 and the fair market value of the Company’s common shares on the date of grant and (ii) 120,000 PSUs with a base price of $54.76 (with the potential to earn between zero and 480,000 PSUs depending on performance, as described below). The options vest ratably over a period of four years subject to Mr. Pearson’s continued employment with the Company through the applicable vesting date. The PSUs vest based on achievement of the following performance metrics (applying linear interpolation for performance between the applicable thresholds): if the total shareholder return (“TSR”) over the three year measurement period is less than 15% over the base price, none of the PSUs will vest; if the TSR over the three year measurement period is 15% over the base price (that is, the Company’s common shares are valued at $83.28), 120,000 of the PSUs will vest; if the TSR over the three year measurement period is 30% over the base price (that is, the Company’s common shares are valued at $120.31), 240,000 of the PSUs will vest; if the TSR over the three year measurement period is 45% over the base price (that is, the Company’s common shares are valued at $166.94), 360,000 of the PSUs will vest; and if the TSR over the three year measurement period is 60% or greater over the base price (that is, the Company’s common shares are valued at $224.30), 480,000 of the PSUs will vest. The three year TSR measurement period applicable to the vesting of the PSUs shall begin on the earlier of (i) the common stock of the Company reaching a value of $54.76 (based on a 20-trading-day average), or (ii) February 1, 2014. In the event of a change in control of the Company, the PSUs will be converted into a number of time-based units, such number to be based on the value of the Company’s shares at the time of the change in control. The options and PSUs are generally subject to other terms and conditions consistent with the terms and conditions of the option and PSU grants previously made to Mr. Pearson (including provisions governing the potential for acceleration of the PSUs based on the achievement of “stretch” performance goals prior to the end of the three year measurement period and provisions governing the treatment of Mr. Pearson’s options and PSUs on certain terminations of employment).
In addition, the Employment Agreement generally extends the period during which Mr. Pearson’s ability to sell, assign, transfer or otherwise dispose of shares acquired upon the settlement or exercise of all equity awards is restricted; these restrictions will remain in effect until the earliest of February 1, 2017, a change in control (excluding any subsequent change in control following which Mr. Pearson serves as the chief executive officer of the ultimate parent company), death, disability, and involuntary termination of employment without Cause or for Good Reason.
Consistent with the Prior Agreement, Mr. Pearson will be subject to customary restrictive covenants including non-competition, non-solicitation, and protection of confidential information covenants during his employment and for one year following termination of employment for any reason; provided, however, that, in accordance with the Prior Agreement, the non-competition covenant will only apply following termination of Mr. Pearson’s employment by the Company for Cause or by Mr. Pearson without Good Reason.
A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement.

Item 8.01	Other Events
     On March 22, 2011, the Company issued a press release announcing that Mr. Pearson had been appointed as Chairman of the Board of Directors, replacing Robert A. Ingram, who remains on the Company Board as an independent Board Director and Lead Director. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits.

10.1	Employment Agreement between Valeant Pharmaceuticals International, Inc. and J. Michael Pearson, dated as of March 21, 2011.
99.1	Press Release, issued March 22, 2011.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.
by	/s/ Robert Chai-Onn
	Name:	Robert Chai-Onn
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: March 23, 2011

Exhibit Index

Exhibit No.	Description
10.1*	Employment Agreement between Valeant Pharmaceuticals International, Inc. and J. Michael Pearson, dated as of March 21, 2011.
99.1*	Press Release, issued March 22, 2011.

*	Filed herewith